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                                                                    Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-64662, 33-97950 and 333-10235, and Forms S-8 No. 33-36488, 33-
39972, 33-45597, 33-47202, 33-47203, 33-64698, 33- 80882, 33-95152, 33-95114 and
333-10651 and 333-10653) of our report dated February 21, 1997, except for Note 11 as to which the date is March 27, 1997, with respect to the consolidated financial statements of Gensia, Inc. (now known as Gensia Sicor Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               ERNST & YOUNG LLP


San Diego, California
March 27, 1997